                                                                    Exhibit 10.7

[*] IMPORTANT NOTICE: Certain material, indicated by an asterisk ("*"), has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                          CAPACITY PURCHASE AGREEMENT

                                                  Agreement No.  _______________

This Capacity Purchase Agreement (this "Agreement") is made this ______ day of _______________, 1999, (the "Effective Date") by and between Williams Network, a division of Williams Communications, Inc., a Delaware corporation ("Grantor"), with its principal place of business at One Williams Center, 26/th/ Floor, Tulsa, Oklahoma 74172, and NET-Tel Corporation, a Florida corporation ("Purchaser"), with its principal place of business at 1023 31/st/ Street, N.W., Washington D.C. 20007, for the provision of telecommunications services, subject to this Agreement and as set forth in this Agreement.

1.0  Exhibits
     --------

Exhibit I -   Grantor's Network Pricing Schedule

Exhibit II -  Grantor's Network Technical Specifications

Exhibit III - Grantor's Network Collocation Service Terms and Conditions

Exhibit IV -  Grantors Cities and Location of Grantor's POPs

Exhibit V -   Special Financing Payment Terms

1.1  Definitions
     -----------

     Additional Capacity: Capacity ordered by Purchaser and provided by Grantor pursuant to this Agreement which is in addition to and beyond the Purchased Capacity and will be paid for by Purchaser separately from the IRU Purchase Price.

     Agreement Services: all Capacity, and Other Services to be provided pursuant to this Agreement.

     Ancillary Services: as defined in Section 4.3.

     Capacity: capacity on the Grantor's Network for telecommunications in DS-3, OC-3, OC-12 and OC-48 interexchange carrier services which may be either Purchased Capacity or Additional Capacity, but not Other Services, as provided by Grantor to Purchaser pursuant to this Agreement.

     Circuit: a dedicated communications path with a specified bandwidth and which is a component of Capacity

     Collocation Services: the services described in Section 4.3

     Due Date:  as defined in Section 9.1.

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     Grantor's Network: the telecommunications facilities owned by Grantor and used to provide Capacity between the cities listed on Exhibit IV which updated list will be provided upon request.

     IP Transit: as defined in Section 4.3.

     IP Transport:  as defined in Section 4.3

     Local Access: as defined in Section 4.3.

     Off-Net Services: any services provided or arranged by Grantor for Purchaser not on Grantor's Network which services are provided to Purchaser on an individual case basis.

     On-Net:  Agreement Services which are provided on Grantor's Network.

     Other Services: Off-Net Services, Local Access Services, Interconnection Services, Ancillary Services, Collocation Services, IP Transit Services.

     Purchased Capacity: the amount of Capacity in which Purchaser is acquiring an IRU from Grantor in return for the Purchase Price, which Capacity is provided on Grantor's Network and which may be utilized for Private Line Service, ATM Service, Frame Relay Service, or IP Transport Service. Purchased Capacity may not be utilized for IP Transit Service and does not include Collocate Service, Third Party Service or Ancillary Services. The dollar amount of the Purchased Capacity is equivalent to the dollar amount of the Purchase Price.

     Purchase Price: The Purchase Price for the 20 year IRU in the Purchased Capacity is $*, for which NET-Tel will pay the net present value of $* ("Net Present Value of the Purchase Price") in accordance with Section 3.0.

     Third Party Provider: A provider of telecommunications services other than Grantor.

     Third Party Services: Local Access Services, Off-Net InterLATA Services, Non-collocated Facilities and Ancillary Services which are provided by a Third Party Provider.

2.0  IRU for Capacity
     ----------------

     Effective on the Initial Payment date, and provided that Purchaser's parent company, NET-Tel Communications , Inc. guarantees Purchaser's payment obligations as set forth on the signature page of the Agreement , the Grantor grants to the Purchaser, for the term of this Agreement, an Indefeasible Right of Use ("IRU") in the Purchased Capacity for which payment has been made and shall be made in accordance with Sections 3.1 and
     3.2 of this Agreement. The Purchased Capacity may be utilized by Purchaser subject to the terms of this Agreement and provided that (i) Purchaser utilizes no more than $* worth of Capacity as determined by Exhibit
     1 and Section 7.0 in any given fiscal year

* Confidential treatment requested. The redacted material has been separately filed with the Securities and Exchange Commission.

                                  Page 2 of 56
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     during the term of this Agreement(other than as permitted under Section
     3.4) with the first fiscal year beginning on the first day of the month following the Effective Date of this Agreement, and each following fiscal year beginning on the anniversary thereof.

3.0  Payment for Capacity
     --------------------

3.1 Initial Payment. Upon the execution and delivery of this Agreement and in exchange for the IRU interest in the Purchased Capacity granted pursuant to this Agreement, the Purchaser shall make an initial payment of $* (the "Initial Payment") toward the Net Present Value of the Purchase Price. The Initial Payment will be made by the Purchaser by applying the $* Network Credits issued by the Grantor to the Purchaser on the date hereof pursuant to Section 2.4(b) of the Securities Purchase Agreement.

3.2 Installment Payments. The balance of the Net Present Value of the Purchase Price, $*, shall be financed for * (*) years at an annual interest rate equal to * percent (*%), which may be prepaid by NET-Tel without penalty. Such principal and interest shall be payable in eighty-four (84) equal consecutive monthly installments of $*, each due on the ____ day of each month commencing ___________, provided, however, that if any such date is not a day on which banks in New York are open for business ("Business Day"), the payment due thereon shall be paid on the next Business Day.

3.3 Filings and Special Financing Payment Provisions. This Agreement and the grant of the IRU hereunder shall be subject to the Special Financing Payment Provisions attached hereto as Exhibit V.

3.4 Payments for Other Services and Additional Capacity. The Purchaser shall be required to make, at the request of the Grantor, additional payments for Additional Capacity and Other Services requested by the Purchaser in accordance with the terms of this Agreement.

3.5 Payments Generally. All payments under this Agreement shall be made in accordance with the provisions of Section 9.

4.0  Description of Purchased Capacity, Services and Pricing
     -------------------------------------------------------

4.1 Purchaser may provision its Purchased Capacity and may order from Grantor the Agreement Services in accordance with the terms and conditions set forth in this Agreement. The Grantor's Network Pricing Schedule which is applicable to orders for Capacity on Grantor's Network is attached to this Agreement and incorporated herein by reference and may be amended by mutual written agreement of the Parties. Other Services will be provided at the rates and at the service levels to be mutually agreed to by the parties on an individual case basis to be determined at the time of the order.

4.2 The Purchased Capacity may be ordered in the following formats: (1) Private Line Services; (2) ATM Services; (3) Frame Relay Service; and (4) IP Transport Service.

* Confidential treatment requested. The redacted material has been separately filed with the Securities and Exchange Commission.

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     (1)  Private Line Service:  Grantor's Network Private Line Service (the
"Private Line Service") provides domestic DS-1, DS-3 and optical SONET (OC-N) circuits which are specifically dedicated to Purchaser's use between two (2) points specified by the parties in a Service Order and meeting the technical requirements as defined in the "Grantor's Network Technical Specifications for Private Line Service" attached hereto as Exhibit II.

     (2) ATM Service: Grantor's Network Asynchronous Transfer Mode Service (the "ATM Service") is technology that provides integration of disparate networks onto a single communications infrastructure. ATM technology takes voice, data and video packets and divides them into equally sized, 53-byte cells and transmits them over Grantor's ATM network. Grantor's ATM Service is designed for two (2) primary applications. These applications include ATM transport and backbone connectivity. ATM transport provides multimedia and video transmission. Multimedia transmission is suited for transporting voice, data and video while video transmission is best designed for point-to-point video services. Backbone connectivity provides for the interconnection of local area networks ("LAN(s)") as well as interconnection of existing network access points ("NAP(s)") or private peering backbones.

     (3) Frame Relay Service: Grantor's Frame Relay Service is a technology that allows commercial end-users to use a network of shared private lines to send and receive data from geographically distant locations. Frame Relay can be defined as packet-switched, multiplexed data networking technology supporting connectivity between user equipment, such as routers, and a carrier's frame relay network equipment.

     (4) IP Transport Service: Dedicated access connectivity at the IP layer to connect two or more associated customer sites on the provider network. Access to external networks is not provided as IP packets between customer sites traverse only the provider network. Routing may or may not be used in this case.

4.3 In addition to Third Party Services(which Grantor shall provide to Purchaser at Grantor's cost) Purchaser may order, and Grantor may provide, the following Other Services which do not qualify as part of the Purchased Capacity:

     (1) Collocate Service: In the event the Purchaser should desire to place Purchaser owned equipment in a facility owned (or leased) and operated by Grantor for the purpose of interconnecting the Purchaser owned equipment with Grantor's network ("Collocation Service"), the Purchaser shall complete a Collocate Request Form. Upon agreement between Purchaser and Grantor of the Collocation Services to be provided, the parties shall complete a Collocation Service Order. Grantor's agreement to Purchaser's request for Collocation
Service shall not be unreasonably withheld.   The terms and conditions relating
to Collocation Service and the forms required from Purchaser are attached hereto as Exhibit III and are a part of this Agreement and incorporated herein by reference.

     (2) IP Transit Service: Dedicated access connectivity at the IP layer to provide full internet access to the customer service provider. IP packets exchanged between the customer network and external networks traverse the provider network, using Border Gateway Protocol (BGP) or a similar routing protocol to establish the appropriate routing.

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(3)  Local Access Services.

     (a) Unless the parties otherwise agree pursuant to Section 8.3 below, if Purchaser so requests, Grantor shall obtain "Local Access Services" for Purchaser, which are defined as the telecommunications facilities connecting a Purchaser-designated termination point to a Grantor Point of Presence ("POP"). Purchaser shall execute a Letter of Agency, on such form as provided by Grantor, authorizing Grantor to interact directly with the Local Access provider(s) to obtain the Local Access Services. Purchaser shall request all Local Access Services in writing to Grantor. Purchaser shall be responsible for all charges, including without limitation, monthly charges, usage charges, installation charges, non-recurring charges, or applicable termination/cancellation liabilities, of the Local Access provider(s). Terms and conditions of Local Access Service are those of the Local Access Provider.

     (b) In obtaining Local Access Services requested by Purchaser, Grantor shall be responsible for provisioning and the initial testing of an interconnection between the interexchange Service set forth in a Service Order and the Local Access Services. Grantor will coordinate the installation of the Local Access Services with the interexchange Service being provided by Grantor. Charges to Purchaser for Local Access Service administered by Grantor on behalf of Purchaser shall be billed to Purchaser at the tariff rate of the Local Access service provider which is charged to Grantor. If the tariff rate for Local Access Services which is charged to Grantor is changed by the Local Access service provider, such changes will be passed through to Purchaser. Local Access service provider invoices will be made available to Purchaser upon request.

     (c) Purchaser may, upon Grantor's prior written approval through the Service Order acceptance process, order its own Local Access Services. In such event, Purchaser shall be billed directly by the provider of such services and Grantor shall not be responsible for billing any such charges. If Purchaser orders its own Local Access Services, Purchaser shall be responsible for ensuring that such services are turned up at the same time as any related Services being provided by Grantor. In the event the Purchaser-ordered Local Access Services are not ready at such time as the Services being provided by Grantor, Grantor shall nevertheless have the right to begin billing for such Agreement Services as of the Actual Start Date and Purchaser shall be liable for payment for such Agreement Services as of such date.

(4)  Description of Ancillary Services.

     (a) Grantor may provide to or arrange through Third Party Providers extraordinary service for Purchaser for reasons including but not limited to:
(a) Purchaser's request to expedite availability of Capacity to a date earlier than Grantor's published installation interval or a previously accepted start date; (b) Substitute Circuit redesign or other activity occasioned by receipt of inaccurate information from Purchaser; (c) Purchaser's request for reinstallation services following any suspension by

                                  Page 5 of 56
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     Grantor of the Agreement Services for cause; (d) Purchaser's request for use of routes or facilities other than those selected by Grantor for provision of the Agreement Services; and (e) other circumstances in which extraordinary costs and expenses are generated as a result of a breach by Purchaser of Section 11.5 (services under this subsection are collectively referred to herein as "Ancillary Services"). Purchaser shall be liable for all reasonable charges for any Ancillary Services provided by Grantor.

          (b) If Purchaser desires to change the date on which Purchaser has requested that Capacity or Other Services be available, other than a request to expedite as set forth above, Purchaser will be charged for any charges incurred by Grantor from Third Party Providers as a result of Purchaser's request for Change of Service Date. Any changes with respect to a Third Party Service are at the discretion of such Third Party Provider and subject to changes of such Third Party Provider.

          (c) If Purchaser requests a modification to the information contained in a Service Order (other than a Change of Service Date) prior to completion of installation or provision of the Agreement Services, Purchaser may incur a Change of Service Order Charge. No charge will be incurred if the change is administrative in nature (i.e. billing address, contact information, etc.). A charge will be incurred if the administrative change relates to Local Access Services or Off-Net Services ordered under this Agreement.

          (d) If Purchaser requests a change to the Agreement Services after installation, Purchaser may incur a Change of Service Charge. If such Change of Service is administrative in nature, Purchaser will not incur a charge, unless such administrative change applies to Local Access Services or Off-Net Services which have been ordered by Grantor as agent for Purchaser. In addition to the Change of Service Charge, Purchaser will be responsible for any charges due to re-engineering which is required as a result of Purchaser's request for Change of Service. This Change of Service Charge will be waived for two (2) single On-Net circuit changes per twelve (12) month period during the first twenty-four (24) contract months (for a total of four (4) free single On-net Changes of Service).

          (e) If Purchaser desires to cancel a Service Order prior to installation and acceptance of the Service, Purchaser will incur a Cancellation Charge.

          (f) All charges referred to in this Section shall be established as of Grantor's acceptance of the Service Order to which they apply unless they are otherwise specifically set forth in the Grantor's Network Pricing Schedule as non-recurring charges, or have not yet been provided- by a Third Party Provider of Local Access Services or Off-Net Services. Such non-recurring charges will be set forth in Exhibit 1 for each type of Capacity available under this Agreement.

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5.0  Effective Date and Term
     -----------------------

This Agreement shall become effective on the date on which Grantor signs the Agreement ("Effective Date") and shall continue for a term of twenty (20) years (the "Term"). Each Service Order placed under this Agreement shall have its own term, as indicated on such Service Order. This Agreement shall automatically renew for successive one-year periods (the "Renewal Term(s)") unless canceled by either party by giving written notice of such cancellation not less than sixty
(60) days before the end of the current Term, or any Renewal Term. Unless Purchaser is in default, any Capacity being provided at the time of termination shall continue until specified in the applicable Service Order upon the terms and conditions of this Agreement; provided, however, that Purchaser may not order any new Circuits or Agreement Services until Purchaser and Grantor have entered into a new agreement or mutually agreed in writing to extend this Agreement. The charges for any Capacity or Other Services during any such extension shall be the then current Grantor charges.

6.0  Preferred Provider
     ------------------

Notwithstanding anything to the contrary herein, Purchaser and its Affiliates shall give Grantor a right of "first offer" with respect to all of Purchaser's Private Line Service requirements for which Grantor or its Affiliates then offers such services or products ("Offered Services"). Any time Purchaser requires Offered Services, it shall solicit an offer from Grantor as to the rates and terms and conditions upon which Grantor is willing to provide the Offered Services prior to soliciting offers from Third Party Providers.

7.0  *

* Confidential treatment requested. The redacted material has been separately filed with the Securities and Exchange Commission.

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8.0  Service Orders and Provisioning of Circuits
     -------------------------------------------

8.1 Purchased Capacity, Additional Capacity and Other Services requested by Purchaser hereunder shall be requested on Grantor's Service Order forms in effect from time to time or on Purchaser's forms accepted in writing by Grantor ("Service Order(s)"). Additional Capacity and Other Services are subject to availability. Each Service Order shall reference this Agreement and its respective Agreement number. Grantor reserves the right not to accept a Service Order under this Agreement at any time if the Service Order is incomplete or the ordered service is unavailable. Grantor will notify Purchaser of its acceptance or rejection of any Service Order within forty-eight (48) hours. The minimum term for any Service Order is one year.

8.2 When a Service Order is placed, the Purchaser will indicate a requested start date (the "Requested Start Date") for the Circuits, the desired term of the grant of Capacity or term of the Circuit, the specific city pairs, the applicable bandwidth and any other information necessary for Grantor to provide the Capacity. Grantor will make reasonable efforts to meet Purchaser's Requested Start Date. In the event that a Requested Start Date is altered following both parties' acceptance of the Requested Start Date, Purchaser's Requested Start Date will be changed to reflect the number of days of delay or advance, as appropriate (the "Actual Start Date"). Beginning on the sixth day following an accepted Requested Start Date one (1) free day of On-Net Service will be accrued for each one (1) day the service is delayed up to a maximum of thirty (30) free days. Beginning on the fifteenth (15th) day following an accepted Requested Start Date Purchaser will have the right to cancel the Service Order without incurring the Cancellation Charge.

8.3  Except as otherwise specifically noted including but not limited to Section
4.0 and Section 8.0, this Agreement shall apply to all Agreement Services provided by Grantor to the Purchaser whether pursuant to a Service Order or otherwise. The general provisions of this Agreement including limitation of liability, and indemnity shall apply to all Agreement Services.

8.4 Grantor's standard service implementation interval for DS-3 Circuits provided on Grantor's owned and operated network is forty-five (45) calendar days from acceptance of a Service Order by Grantor's Purchaser Care department. Such acceptance shall be indicated by the signature of a representative of such department on the Service Order. The standard service implementation interval for OC-N Capacity, Circuits, Other Services or Off-Net Services provided by a third party and either partially or wholly off of Grantor's owned and operated network shall be determined on an individual case basis. Grantor assumes no responsibility for delays of Third Party Providers. Grantor shall make reasonable efforts to provide Circuits within its standard service implementation interval or on Purchaser's Requested Start Date. Failure of Grantor to deliver by such date shall not constitute a default under this Agreement and Grantor shall not be liable to pay to Purchaser any penalties or damages for Grantor's failure to meet such standard service implementation intervals.

8.5 Services shall begin on the date Grantor issues notice that Circuits are available (the "Start of Service Notice" or "SOSN"), indicating, (1) that any On-Net Circuits have been tested by Grantor in accordance with the Technical Specifications set forth in Exhibit II attached hereto and that the Circuits meet or exceed those Technical Specifications; or (2) that any Off-Net

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Circuits are deemed ready and available by the Third Party Service Provider. If
Purchaser fails to give written notice that the Circuits are in material non-compliance with the applicable Technical Specifications within ten (10) business days for On-Net Services and three (3) business days for Off-Net Services after Grantor issues the SOSN, Purchaser shall be deemed to have accepted such Circuits and Grantor shall begin billing for Additional Capacity as of the Actual Start Date.

8.6 Purchaser may request a delay in the Actual Start Date of an Order for Capacity provided that (i) it provides the Grantor a written delay request no later than five (5) business days prior to the Requested Start Date or the delayed Requested Start Date, as the case may be, and (ii) the aggregate number of the days requested by such delay request or requests do not exceed forty-five
(45) calendar days for On-Net Services and thirty (30) calendar days for Off-Net Services from the Service Order's original Requested Start Date. At the expiration of such thirty (30) day On-Net and forty-five (45) day Off-Net period the Purchaser may no longer delay the Actual Start Date of such Order and Grantor may begin billing as of such date. Any delay for Other Services is at the discretion of the Third Party Service Provider.

8.7 Any conflicting, different or additional terms and conditions contained in Purchaser's acknowledgement or Service Order or elsewhere are objected to by Grantor and shall not constitute part of this Agreement. No action by Grantor (including, without limitation, provision of Capacity, Other Services, or Off-Net Services to Purchaser pursuant to such Service Order) shall be construed as binding or estopping Grantor with respect to such term or condition.

8.8 Once the Actual Start Date has passed and Purchaser has accepted the Additional Capacity, or Other Services, Purchaser must pay for the Additional Capacity and Other Services as indicated on the Service Order through the term indicated on such Service Order, regardless of whether Purchaser is actually using the Circuits and Services.

9.0  Payment Terms
     -------------

9.1  Due Date and Invoice.  All amounts stated on each monthly invoice are due
     --------------------
     and payable upon Purchaser's receipt of the invoice. Purchaser agrees to remit payment to Grantor at the remittance address. In the event Purchaser fails to make full payment to the proper address within thirty (30) days of the date of the invoice,("the Due Date") Purchaser shall also pay a late fee in the amount of the lesser of one and one-half percent (1 1/2%) of the unpaid balance per month or the maximum lawful rate under applicable state law which shall accrue from the Due Date. Purchaser acknowledges and understands that all charges are computed exclusive of any applicable federal, state or local use, excise, valued added, gross receipts, sales and privilege taxes, duties, fees or similar liabilities (other than general income or property taxes imposed on Grantor), whether charged to or against Grantor, its suppliers or affiliates or Purchaser associated with the Agreement Services provided to Purchaser ("Additional Charges"). Such Additional Charges shall be paid by Purchaser in addition to all other charges provided for herein.

9.2 Except for payment for Capacity and Third Party Provider's monthly recurring charges, all prorated monthly recurring charges, installation and other non-recurring charges shall be

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     billed following the receipt of any such Agreement Services. Payment for all monthly recurring charges for full months during which Service or Local Access Service are to be provided shall be due in advance. [e.g. OC-3 circuit installed and accepted in the first week of July. Purchaser will receive an invoice dated July 20/th/ which will include Installation Charges (non-recurring) for the period June 16/th/ through July 15/th/ PLUS Service, Local Access and Ancillary Charges (recurring) for the period July 16/th/ through August 15/th/.]

9.3 If Purchaser in good faith disputes any portion of an invoice for Third Party or Off-Net Charges, it must pay the entire amount of the invoice on or before its Due Date and provide written notice to Grantor of the billing dispute within ninety (90) calendar days thereafter. If Purchaser in good faith disputes any portion of an invoice for On-Net charges it must pay the undisputed amount of the invoice on or before its Due Date and provide written notice of the dispute within ninety (90) calendar days thereafter. Such notice must include documentation substantiating the dispute. Purchaser's failure to notify Grantor of a dispute shall be deemed to be Purchaser's acceptance of such charges. The parties will make a good faith effort to resolve billing disputes as expeditiously as possible, in any event within ninety (90) calendar days. If a dispute is resolved in favor of Purchaser, Purchaser shall receive an adjustment on its next bill or in the event Purchaser has no balance, Grantor will provide a cash refund to Purchaser in the next billing cycle when the accrued refund exceeds $500.00.

9.4  Suspension of Service.
     ---------------------

     (a) In the event payment in full is not received from Purchaser on or before sixty (60) days following the date of the invoice, Grantor shall have the right to suspend all or any portion of the Agreement Services, except that in such cases Grantor will not suspend Purchased Capacity for which payment has already been received by Grantor. Grantor shall exercise this suspension right by providing Purchaser with a minimum of ten (10) days' written notice specifying the past due amount and the Agreement Services to be suspended. If Grantor receives the entire specified past due amount within the ten (10) day notice period, then Purchaser's Agreement Services shall not be suspended.

     (b) If only a portion of the Agreement Services is initially suspended pursuant to Grantor's written notice, and Purchaser fails to pay the specified past due amount within an additional ten (10) days after the partial suspension, then after the additional ten (10) day period, Grantor may suspend all or any additional portion of the Agreement Services to Purchaser with no additional written notice except that in such cases Grantor will not suspend Purchased Capacity for which payment has already been received by Grantor. Further, after the additional ten (10) day period, Grantor may continue suspension until such time as Purchaser has paid in full all charges then due, including any late fees as specified herein. Following such payment, Grantor shall reinstate Purchaser's Capacity, Off-Net Services or Other Services, subject to Grantor's Right to Assurance as provided in Paragraph 10.5 below.

     (c) Suspension of Agreement Services as set forth in this Paragraph shall not affect Purchaser's obligation to pay for the Agreement Services.

9.5  Grantor's Right to Assurance.
     ----------------------------

     (a) If at any time there is a material adverse change in Purchaser's creditworthiness then in addition to any other remedies available to Grantor, Grantor may elect, in its sole discretion, to demand reasonable assurance of payment from Purchaser. An adverse material change in Purchaser's creditworthiness shall include, but not be limited to: (a) Purchaser's default of its obligations to Grantor under this or any other agreement with Grantor; (b) failure of Purchaser to make full payment of charges due hereunder on or before the Due Date on three (3) or more occasions during any period of twelve (12) or fewer months or Purchaser's failure to make such payment on or before the Due Date in any two (2) consecutive months;
          (c) acquisition of Purchaser (whether in whole or by majority or controlling interest) by an entity which is insolvent, which is subject to bankruptcy or insolvency proceedings, which owes past due amounts to Grantor or any entity affiliated with Grantor greater than sixty (60) calendar days or which is a materially greater credit risk than Purchaser; or (d) Purchaser's being subject to or having filed for bankruptcy or insolvency proceedings or the legal insolvency of Purchaser. If Purchaser's financial statements are not public information, upon Grantor's demand for reasonable assurance of payment as permitted above, Purchaser shall be required to provide financial statements. After receipt of Purchaser's financial information, Grantor may require a deposit or other similar means to establish reasonable assurance of payment.

     (b) If Purchaser has not provided Grantor with its financial information and with reassurance satisfactory to Grantor within thirty (30) days of Grantor's notice of demand for reassurance as permitted above, then, in addition to any other remedies available to Grantor, Grantor shall have the option, in its sole discretion, to exercise one or more of the following remedies: (i) cause the start of the Additional Services described in a previously executed Service Order to be delayed pending satisfactory reassurance; or (ii) decline to accept a Service Order or other requests from Purchaser to provide Additional Services.

9.6  Taxes.  If any sales taxes, valued added taxes or similar charges or
     -----
     impositions are asserted against Grantor after, or as a result of, Purchaser's use of Capacity or Off-Net Services or Other Services by any local, state, national, international, public or quasi-public governmental entity or foreign government or its political subdivision, including without limitation, any tax or charge levied to support the federal Universal Service Fund contemplated by the Telecommunications Act of 1996, or any state equivalent, Purchaser shall be solely responsible for such taxes, charges or impositions. Purchaser agrees to pay any such taxes, charges or impositions and hold Grantor harmless from any liability or expense associated with such taxes, charges or impositions.

9.7  Adjustments.  Grantor may make billing adjustments for a period of ninety
     -----------
     (90) days after the due date of an invoice or ninety (90) days after the date a service is rendered, whichever is later, for both On-Net and Off-Net services after the due date of an invoice, provided, however, that Grantor may pass through LEC generated billing and collections adjustments for the term permitted by Grantor's agreement with the applicable LEC (which shall not exceed two (2) years from the date that service is rendered). Grantor shall use all reasonable efforts to notify Purchaser in writing of any change in pass-through charges for any third party service provider engaged by Grantor to provide Off-Net Services hereunder within thirty (30) days after Grantor's receipt of notice of such change from the applicable Off-Net Service provider.


10.0 General Agreement
     -----------------

10.1 Outage Credits.
     --------------

     (a) Purchaser acknowledges the possibility of an unscheduled, continuous and/or interrupted period of time when Capacity may be "unavailable" (as defined in the Technical Specifications attached hereto as Exhibit
          II) for a continuous period of two (2) hours (hereafter an "Outage") (excluding planned maintenance outages). An Outage shall begin upon the earlier of Grantor's actual knowledge of the Outage or Grantor's receipt of notice from the Purchaser of the Outage. In the event of an Outage, Purchaser shall be entitled to a credit (the "Outage Credit") upon Grantor's receipt of Purchaser's written request for such Outage Credit, (i) for ATM or Frame Relay Service in the amount of ten percent (10%) of the monthly Port, PVC and/or usage charges (as stated on the applicable Service Order) regardless of the length of such Outage, or (ii) for Private Line Service in the amount of 1/720 of the monthly recurring charge for the interexchange portion of the Service for each hour in excess of the first two (2) consecutive hours that the affected Service fails to conform to the Technical Specifications. Credit for interruption of Off-Net Services or Local Access Services is at the discretion of such Third Party Provider.

     (b)  In the event that Customer experiences one or more Outages in any two
          (2) months of any period consisting of three (3) consecutive months (the "Excessive Outage"), Customer shall be entitled, in addition to the applicable Outage Credit, if any, to terminate such circuits as are affected by the Excessive Outage without liability for a disconnection fee or a reinstallation fee.

     (c)  Purchaser shall not receive an Outage Credit if the interruptions are
          (i) of a duration of less than two (2) consecutive hours, (ii) caused by Purchaser or others authorized by Purchaser to use the Capacity or services under this Agreement, (iii) due to the failure of power, facilities, equipment, systems or connections not provided by Grantor,
          (iv) caused by the failure of Local Access to Grantor's fiber optic network, (v) the result of scheduled maintenance where Purchaser has been notified of scheduled maintenance in advance, (vi) due to a Force Majeure event as defined in Section 10.6 of this Agreement, or (vii) due to an interruption of Off-Net Agreement Services or Third Party Provided Services except that Grantor will pass through the proportionate credit if any it receives for such interruption of Purchases of Off-Net Agreement Services to Purchaser. Grantor agrees to request in writing any such applicable credit it is entitled to for an interruption of Off-Net Agreement Services or Third Party Provided Services.

     (d) All Outage Credits shall be credited against Purchaser's outstanding account balance first or in the event of no balance, the Outage Credit will be refunded in cash in the next billing cycle when the accrued outage credit exceeds $500.00..

     (e) The Outage Credit and termination of a circuit for Excessive Outages as set forth in this Section shall be the sole and exclusive remedies of Purchaser in the event of any Outage and under no circumstances shall an Outage be deemed a default under this Agreement.

10.2 Warranty and Disclaimer of Warranty.  Grantor warrants that Capacity shall
     -----------------------------------
     be provided to Purchaser in accordance with the applicable Technical Specifications set forth in Exhibit II. Grantor shall use commercially reasonable efforts under the circumstances to remedy any delays, interruptions, omissions, mistakes, accidents or errors in such Services and restore such Services to comply with the terms hereof. THE FOREGOING WARRANTY IS THE SOLE AND EXCLUSIVE WARRANTY AND IS PROVIDED IN LIEU OF ALL OTHER WARRANTIES WHETHER EXPRESS OR IMPLIED INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE OUTAGE CREDITS REMEDY PROVIDED TO PURCHASER AS SET FORTH IN
     SECTION 10.1 IS THE SOLE AND EXCLUSIVE REMEDY PROVIDED TO PURCHASER AND IS IN LIEU OF ALL OTHER REMEDIES, REGARDLESS OF WHETHER THIS WARRANTY FAILS OF ITS ESSENTIAL PURPOSE. NO WARRANTY IS MADE WITH RESPECT TO THIRD PARTY SERVICES.

10.3 Limitation of Liability. IN THE EVENT OF ANY BREACH OF THIS AGREEMENT OR
     -----------------------
     ANY FAILURE OF THE AGREEMENT SERVICES, WHATSOEVER, NO PROVIDER (AS DEFINED IN SECTION 10.4) SHALL BE LIABLE FOR ANY DIRECT, INDIRECT, CONSEQUENTIAL, SPECIAL, ACTUAL, INCIDENTAL, PUNITIVE OR ANY OTHER DAMAGES, OR FOR ANY LOST PROFITS OF ANY KIND OR NATURE WHATSOEVER, EVEN IF THE PROVIDER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR LOSS.

10.4 Purchaser Content and Indemnity. Purchaser shall make all arrangements with
     -------------------------------
     copyright holders, music licensing organizations, performers' representatives or other parties for necessary authorizations, clearances or consents with respect to transmission contents ("Consents"). Purchaser shall indemnify and hold harmless Providers (as defined below) against and from any court, administrative or agency action, suit or similar proceeding, whether civil or criminal, private or public, brought against Providers arising out of or related to the contents transmitted hereunder (over Grantor's network or otherwise) including, but not limited to, claims, actual or alleged, relating to any violation of copyright law, export control laws, failure to procure Consents, failure to meet governmental or other technical broadcast standards, or that such transmission contents are libelous, slanderous, an invasion of privacy, pornographic, or otherwise unauthorized or illegal. Providers shall be defined to include Grantor, any third party or affiliated provider, operator or maintenance/repair contractor of facilities employed in connection with the provision of the Agreement Services pursuant to this Agreement. Grantor may terminate or restrict any transmissions if, in its judgment, (a) such actions are reasonably appropriate to avoid violation of applicable law; or (b) there is a reasonable risk that criminal, civil or administrative proceedings or investigations based upon the transmission contents shall be instituted against Providers. Purchaser agrees not to use Agreement Services for any unlawful purpose, including without limitation any use which constitutes or may constitute a violation of any local, state or federal obscenity law.

10.5 General Indemnity.
     -----------------

     (a) Purchaser and Grantor shall defend, indemnify and hold harmless the other against and from any and all claims for physical property damage, physical personal injury or wrongful death to the extent that such arises out of the negligence or willful misconduct of the respective indemnifying party, its employees, agents, or contractors in connection with this Agreement.

     (b) With respect to third parties that use the Agreement Services through Purchaser, Purchaser shall defend, indemnify and hold harmless Providers against any claims by such third parties for damages arising or resulting from any defect in or failure to provide the Agreement Services.

     (c) The indemnifying party agrees to defend the other against the claims as set forth above and to pay all reasonable litigation costs, attorneys' fees, court costs, settlement payments, and any damages awarded or resulting from any such claims. The indemnified party shall promptly notify the indemnifying party in writing of any such claims.

10.6 Force Majeure.  If either party's performance of this Agreement or any
     -------------
     obligation (other than the obligation to make payments) hereunder is prevented, restricted or interfered with by causes beyond its reasonable control including, but not limited to, acts of God, fire, explosion, vandalism, cable cut, power outage, storm or other similar occurrence including other atmospheric conditions, any law, order, regulation, direction, action or request of the United States Government or national, state or local governments, or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more of said governments, or of any civil or military authority, or by national emergencies, insurrections, riots, wars, acts of terrorism, strikes, lockouts or work stoppages or other labor difficulties, supplier failures, shortages, breaches or delays, then the affected party shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction or interference. The affected party shall use commercially reasonable efforts under the circumstances to avoid and remove such causes of non-performance and shall proceed to perform with reasonable dispatch whenever such causes cease.

10.7  Events of Default.  Either party may terminate this Agreement if the other
      -----------------
      is in default of any material obligation contained herein, which default has not been cured within thirty (30) days following the receipt of notice of such default setting forth the specifics of such default except that in the case of Purchaser's default, Grantor will not suspend Purchased Capacity for which Payment has already been received by Grantor. Termination and receipt of any applicable refund are Purchaser's sole remedies in the event of any such Grantor's default. Notwithstanding the foregoing, the failure of any particular ATM, Frame Relay or Private Line Service to comply with the Technical Specifications (as set forth in Exhibit II) shall not be deemed a default by Grantor, but may obligate Grantor to provide Purchaser with Outage Credits, as provided in Section
      10.1 hereof.

10.8  Use of Services. Grantor's obligation to provide Agreement Services to
      ---------------
      Purchaser is subject to the following conditions: (a) Agreement Services shall not be used for any unlawful purpose, (b) at least ten percent (10%) of the transmissions shall be interstate transmissions. Purchaser represents that this Agreement, to the extent it is subject to FCC regulation, is an inter-carrier agreement not subject to the filing requirements of Section 211(a) of the Communications Act of 1934, as amended.

10.9  Proprietary Information.  Purchaser understands and agrees that the terms
      -----------------------
      and conditions of this Agreement and all documents referenced herein (including invoices to Purchaser provided hereunder) are confidential as between Purchaser, Grantor and its affiliates and shall not be disclosed by Purchaser to any party other than the directors, officers, and employees or agents of Purchaser who have specifically agreed to nondisclosure of the terms and conditions hereof. Violation by Purchaser or its agents of the foregoing provision shall entitle Grantor, at its option, to discontinue the Agreement Services to Purchaser without further obligation or liability to Purchaser. Purchaser further agrees that any Purchaser generated press release, advertisement or publication regarding this Agreement, or in which Grantor, or its affiliates are to be mentioned, will be submitted to Grantor for its written approval prior to publication. Purchaser understands and agrees that Grantor may disclose such information as may be required under applicable law including, without limitation, filing of tariffs.

10.10 Intrastate Interexchange Services.  Purchaser may use any Capacity or
      ---------------------------------
      interexchange Off-Net Services provided under this Agreement only if such is used for carrying interstate telecommunications (i.e., telecommunications subject to the jurisdiction of the Federal Communications Commission). Grantor and its affiliates shall not be obligated to make available Capacity or interexchange Off-Net Services on a circuit with end points within a single state or service on a circuit which originates/terminates at points both of which are situated within a single state unless Purchaser represents in writing that such interexchange circuits shall be used to carry at least 10% interstate telecommunications. If it is determined at any time that such interexchange circuit is subject to state regulation, the interexchange circuit may be provided by Grantor or its affiliates pursuant to applicable state laws, regulations and applicable tariffs, or Grantor and its affiliates may discontinue provision of the affected interexchange circuit.

10.11 Tariff.  Based on Purchaser's representation to Grantor that Purchaser is
      ------
      a telecommunications carrier, to the best of Grantor's knowledge, this Agreement is not subject to and does not require the filling of a tariff with the Federal Communications Commission (the "FCC"), because this Agreement is subject to the inter-carrier exemption provided in 47 U.S.C. Sec. 211(a), or is otherwise provided on a private carriage basis. In the event that due to a court or agency ruling, or change in applicable law or regulation, this Agreement becomes subject to a requirement of an FCC tariff, then Grantor will file a contract tariff with the FCC incorporating all of the material terms and conditions of this Agreement, including pricing, and the parties agree to abide by that contract tariff.

10.12 Purchaser Responsibilities.  Purchaser has sole responsibility for
      --------------------------
      installation, testing and operation of facilities, services and equipment ("Purchaser Facilities") other than those specifically provided by Grantor as part of the Agreement Services. In no event will the untimely installation or non-operation of Purchaser Facilities relieve Purchaser of its obligation to pay charges for the Agreement Services after the Actual Start Date except when such untimely installation or non-operation is caused by an event of Force Majeure.

      During the Term of this Agreement, Purchaser shall provide Grantor, on a semiannual basis, a universal service exemption certificate within thirty
      (30) days of the Purchaser's filing of the universal service filing made with the appropriate federal agency, evidencing that the Purchaser is required to contribute to the federal Universal Service Fund. Purchaser agrees that failure to provide such an exemption authorized Grantor to begin billing Purchaser prospectively for Universal Service Fund contributions pursuant to the applicable contribution factor (revised quarterly), plus an administrative charge of 1%.

11.0  Miscellaneous Provisions
      ------------------------

11.1  Title to Equipment.  This Agreement shall not, and shall not be deemed to,
      ------------------
      convey to Purchaser title of any kind to any of the transmission facilities, digital encoder/decoders, telephone lines, microwave facilities or other facilities utilized in connection with the Agreement Services. Any equipment provided by Purchaser must be itemized on a schedule listing all such Purchaser-provided equipment and appended to the Service Order to which use of that equipment relates ("Purchaser Equipment Inventory"). Grantor shall not be obligated to provide any Agreement Services for Purchaser if Purchaser will be providing any of its own equipment unless and until such equipment is itemized on the applicable Purchaser Equipment Inventory.

11.2  Notices.  All notices to be sent to a party pursuant to this Agreement
      -------
      shall be in writing and deemed to be effective upon (i) personal delivery,
      (ii) three days after mailing certified mail return receipt requested,
      (iii) on the day when the notice has been sent by facsimile if during business hours and followed by express mail priority next-day delivery, or
      (iv) in the case of invoices, upon the Due Date. In each case, the notice shall be sent to the person identified in this Section at the Full Business Addresses of the parties as they appear herein. The effective date for any notice under this Agreement shall be the date of delivery of such notice, not the date of mailing.

      The Full Business Address for purposes of notice under this Section as well as telephone voice and facsimile numbers shall be:


      GRANTOR:                           PURCHASER:
      Williams Network, a division of    Net-Tel Corporation
      Williams Communications, Inc.      1023 31/st/ Street, N. W.
      One Williams Center, 26/th/ Floor  Washington D. C. 20007
      Tulsa, Oklahoma 74172              Telephone (202)295-6600
      Telephone:  (918) 573-6000         Fax (202) 625-0693
      Fax: (918) 573-6578                Attention CEO/CFO
      Attention: Contract Administration

11.3  Merger/Integration.  This Agreement (including the attached Exhibits, as
      ------------------
      they may be modified from time to time) consists of all the terms and conditions contained herein and in documents incorporated herein specifically by reference. This Agreement constitutes the complete and exclusive statement of the understanding between the parties and supersedes all proposals and prior agreements (oral or written) between the parties relating to subject matter hereunder.

11.4  Written Amendment.  Any addition, deletion or modification to this
      -----------------
      Agreement shall not be binding on either party except by written amendment executed by both parties.

11.5  No Venture.  The provision of Capacity, Off-Net Services or Other Services
      ----------
      shall not create a partnership or joint venture between the parties and neither party shall obligate or bind the other party. Notwithstanding, Purchaser shall not cause Grantor to directly incur any Third Party costs or expenses.

11.6  Suspension.  In addition to the nonpayment of any sum due hereunder,
      ----------
      Grantor may immediately suspend the individual Agreement Services if Grantor deter mines that such individual Agreement Services violate the Communications Act of 1934, as amended (including the Telecommunications Act of 1996), or that the imposition of any state or federal statute, or promulgation of any rule, regulation, or order of the Federal Communications Commission ("FCC") or other governing body makes Grantor's performance commercially impracticable.

11.7  Effect of Change in Law.  Upon thirty (30) day's prior written notice to
      -----------------------
      the other party, either Purchaser or Grantor shall have the right, without disconnection charge or other liability to the other party, to cancel the affected portion of any Agreement Service, if Grantor is prohibited by governmental authority from furnishing or Purchaser is prohibited from using such portion, or if any material rate or term contained herein and relevant to the affected portion of any Agreement Service is substantially changed by order of the highest court of competent jurisdiction to adjudicate the matter, the Federal Communications Commission, or other local, state or federal government authority.

11.8  Assignment.  Purchaser shall not assign or otherwise transfer this
      ----------
      Agreement without the prior written consent of Grantor, which shall not be unreasonably withheld, except that no prior written consent shall be required for an assignment or transfer to a third party due to a Change in Control in which the party assuming control of Purchaser agrees to assume all rights, liabilities or obligations of Purchaser under this Agreement and provided that in the event of such Change in Control, Section 6.0 (Preferred Provider) and Section 7.0 (Most Favored Nations) shall terminate unless Grantor and Purchaser's successor otherwise agree.) A Change in Control shall be deemed to be a merger of a Party resulting in a transfer of a controlling interest in the Party, sale of a controlling interest, or other transfer of a controlling ownership interest. In the event of a "Change-in-Control" of Grantor, Purchaser shall have the right, for a period of thirty (30) days from notice of such Change in Control of Grantor, to elect to continue or terminate, together,
      Section 6.0 (Preferred Provider) and Section 7.0 (Most Favored Nations). Purchaser may not elect to terminate one section and continue the other section.

11.9  Choice of Law.  This Agreement shall be governed by the laws of the State
      -------------
      of Oklahoma without regard to choice of law principles. Purchaser hereby consents to the jurisdiction of the federal and state courts having a situs in Tulsa County, Oklahoma over any proceeding initiated with respect to the enforcement or interpretation of this Agreement.

11.10 Interpretation.  No rule of construction requiring interpretation against
      --------------
      the draftsman hereof shall apply in the interpretation of this Agreement.

11.11 No Third Party Beneficiary.  The provisions of this Agreement are for the
      --------------------------
      benefit only of the parties hereto, and no third party may seek to enforce or benefit from these provisions.

11.12 Attorneys' Fees.  If a proceeding is brought for the enforcement of this
      ---------------
      Agreement or because of any alleged or actual dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other reasonable costs and expenses incurred in such action or proceeding in addition to any other relief to which such party may be entitled.

11.13 Severability.  In the event any provision of this Agreement conflicts
      ------------
      with any statute, rule or order of any governmental unit or regulatory body, or tariff then, if required by law, such statute, rule, order or tariff shall control.

11.14 No Waiver.  The failure of either party to enforce any provision hereof
      ---------
      shall not constitute the permanent waiver of such provision.

12.   DISPUTE RESOLUTION
      ------------------

12.1 Disputes. The Parties shall attempt in good faith to resolve any controversy, dispute or claim arising out of or relating to the Agreement or the breach, termination, enforceability or validity thereof (collectively, a "Dispute") promptly by negotiation between officers of the Parties, who shall have authority to settle the Dispute. Either Party may give the other a written notice (a "Dispute Notice") setting forth with reasonable specificity the nature of the Dispute and the identity of any representative in addition to an officer who will attend and participate in the meetings at which the Parties will attempt to settle the Dispute. Following the receipt of a Dispute Notice, the representatives of both Parties shall meet as soon as is practicable at a mutually acceptable time and place to negotiate in good faith a settlement of the Dispute, and shall meet thereafter as they reasonably deem necessary.

12.2 Referral to President. If the Dispute has not been resolved within 30 days after receipt of the Dispute Notice, then the Dispute shall be referred to the President of each Party to the Dispute. The Presidents shall promptly undertake good faith negotiations to settle the Dispute, including meetings in person or by teleconference as the Presidents may reasonably agree.

12.3  Confidentiality of Negotiations. All negotiations pursuant to Sections
      12.1 and 12.2 shall be confidential and shall be treated as compromise and settlement negotiations. Nothing said or disclosed, nor any document produced, in the course of such negotiations which is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration or litigation.

12.4 Arbitration. If the Dispute has not been resolved within 45 days after the receipt of a dispute Notice through negotiation or referral to the Presidents as provided above, then the Dispute shall be finally settled by binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") then in effect. However, in all events, the Arbitration provisions in this Section shall govern over any conflicting rules that may now or hereafter be contained in the AAA rules. The arbitration shall be held in New York, New York, unless the Parties mutually agree to have the arbitration held elsewhere, and judgment upon any award made therein may be entered by any court having jurisdiction in the United States; provided, however, that nothing contained in this Section shall be construed to limit or preclude a Party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief to compel the other Party to comply with its obligations under this Agreement during the pendency of the arbitration proceedings. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve any Dispute hereunder.

12.5 Arbitrators. Any such arbitration will be conducted before three (3) arbitrators, one of which shall be chosen by Grantor, one of which shall be chosen by Purchaser, and the third shall be chosen by the other two arbitrators. Each person chosen to serve as an arbitrator shall be a neutral and impartial attorney who has had training and experience as an arbitrator. The decision of a majority of the Arbitrators will be the decision of the Arbitrators. The Arbitrators shall permit such discovery of information related to the Dispute in arbitration as they shall determine is appropriate in the circumstances, taking into account the needs of the Parties and the desirability of making discovery expeditious and cost-effective.

12.6 Cost and Fees. All fees and expenses of the arbitrators, expenses for hearing facilities and other expenses of the arbitration shall be borne equally by the Parties unless the arbitrators in the award assess such fees and expenses other than equally against the

      Parties. Each Party shall bear the fees and expenses of its own attorneys and witnesses except to the extent otherwise provided in this Agreement or by law; provided, that if the arbitrators determine that the claim or defense of any Party was frivolous or lacked a reasonable basis in fact or law, the arbitrators may assess against such Party all or part of the fees and expenses of attorneys and witnesses of the other Party.

12.7 Burden of Proof. For any Dispute submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding.

12.8 Award. Upon the conclusion of any arbitration proceedings hereunder, the arbitrators will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each Party to this Agreement along with a signed copy of the award.

12.9 Agreement Controls. The arbitrators chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of the Agreement.



NET-Tel Corporation                     WILIAMS NETWORK, a division of
                                        WILLIAMS COMMUNICATIONS, INC.

By: /s/ James F. Kenefick               By: /s/ Frank Semple
   ------------------------------          ---------------------------------
Name:   James F. Kenefick               Name:   Frank Semple
     ----------------------------            -------------------------------
Title:  President                       Title:  President
      ---------------------------             ------------------------------

Date:   6/28/99                         Date:   6/28/99
     ----------------------------            -------------------------------

The undersigned, for good and valuable consideration, hereby guarantees the performance by NET-tel Corporation of its obligations set forth in this Capacity Purchase Agreement and agrees to cause NET-tel Corporation to comply with each and every provision thereof.

                                        NET-TEL COMMUNICATIONS, INC.
                                        BY:    /s/ James F. Kenefick
                                              ------------------------------
                                        NAME:      James F. Kenefick
                                              ------------------------------
                                        ITS:       President
                                              ------------------------------